TRIPLE NET (NNN) LEASE AGREEMENT

This Triple-Net (NNN) Lease Agreement ("Agreement") made July 15, 2020, by and between:

Landlord: JUST PICK LLC with a mailing address of 4460 OLD DIXIE HWY, GRANT, FL 32949 ("Lessor") AND

Tenant: KAIVAL BRANDS INNOVATIONS GROUP, INC. with a mailing address of 4460 OLD DIXIE HWY, GRANT, FL 32949 ("Lessee")

HEREINAFTER, the Lessor and Lessee ("Parties") agree to enter into an Agreement for the leasing of commercial real estate in accordance with the following terms:

1. **PREMISES**. The Lessee agrees to rent the property located at 4460 OLD DIXIE HWY, GRANT, FL 32949 ("Premises") together with the right of ingress and egress and the non-exclusive use of common areas, pursuant to the following terms and conditions:

2. **RENTABLE SPACE**. The total rentable space of the Premises consists of 1,595 Square Feet (SF).

3. **USE**. The Lessee shall be allowed to use the Premises for the following: OFFICE USE

   The aforementioned use(s) shall be referred to as the "Permitted Use(s)". Any use by the Lessee that does not correspond to the Permitted Use(s) shall be by prior written consent of the Lessor only.

4. **INITIAL TERM**. This Agreement shall have an initial period of 60 months beginning AUGUST 1, 2020, and ending on JULY 31, 2025 ("Initial Term").

5. **MONTHLY RENT**. The rent amount for the initial period shall be: ONE-THOUSAND Dollars ($1000.00) paid on the 1ST day of every month and: (check one)

   ☐ - Shall remain the same during the Initial Term.

   ☑ - Shall increase during the Initial Term as follows:

   From AUGUST 1, 2021, to JULY 31, 2022.
   - Monthly Rent: ONE-THOUSAND ONE-HUNDRED Dollars ($1100.00)

   From AUGUST 1, 2022, to JULY 31, 2023.
   - Monthly Rent: ONE-THOUSAND TWO-HUNDRED Dollars ($1200.00)

   From AUGUST 1, 2023, to JULY 31, 2025.
   - Monthly Rent: ONE-THOUSAND FIVE-HUNDRED Dollars ($1500.00)

6. **SECURITY DEPOSIT**. Under the terms of this Agreement: (check one)

☑ - The Lessee shall not be required to pay a Security Deposit.

☐ - The Lessee shall be required to pay: _____________ Dollars ($_______) as a non-interest bearing security deposit to secure the performance by Lessee of the provisions and conditions of this Agreement ("Security Deposit"). The Lessee shall pay the Security Deposit to the Lessor at the execution of this Agreement. In the event Lessee fails to pay the Rent or otherwise defaults on any provision herein, Lessor may apply the whole or any part of the Security Deposit to the payment of any sum in default or any of Lessee's damages as a result of default. If any portion of the Security Deposit is applied, Lessee, upon demand by Lessor, shall deposit an amount sufficient to return the Security Deposit to its original amount. Should Lessee comply with all of the covenants and conditions of this Agreement, the Security Deposit or any balance thereof shall be returned to within ____ days of the expiration of the Term.

7. **LATE FEE**. If any payment or charges due by the Lessee to the Lessor are not made within 10 calendar days, the Lessor shall: (check one)

☑ - Not charge a late fee.

☐ - Charge a late fee in the amount of: (check one)

☐ - _____________ Dollars ($_______) for each ☐ day ☐ occurrence Rent is late.

☐ - ____% of balance shall accumulate for each ☐ day ☐ occurrence Rent is late.

8. **RENEWAL OPTIONS**. The Lessee shall: (check one)

☐ - Not have the option to renew this Agreement.

☑ - Have the option to renew this Agreement by providing at least 30 days' notice before any ending termination date. The Lessee shall have 3 renewal period(s) as follows:

1st Renewal Period: From AUGUST 1, 2025, to JULY 31, 2030.
- Monthly Rent: TWO-THOUSAND Dollars ($2000.00)

2nd Renewal Period: From AUGUST 1, 2030, to JULY 31, 2035.
- Monthly Rent: TWO-THOUSAND FIVE-HUNDRED Dollars ($2500.00)

3rd Renewal Period: From AUGUST 1, 2035, to JULY 31, 2040.
- Monthly Rent: THREE-THOUSAND Dollars ($3000.00)

The Initial Term and any renewal periods shall be referred to as the "Term".

9. **UPFRONT PAYMENT**. Upon the execution of this Agreement, Lessee shall pay to Lessor the following: (check one)

☐ - First Month's Rent of _____________ Dollars ($_______)

☐ - Last Month's Rent of _____________ Dollars ($_______)

☐ - Security Deposit of _____________ Dollars ($_______)

10. **POSSESSION**. Possession shall commence on JULY 15, 2020, unless otherwise agreed upon. Lessor shall use due diligence to give possession as nearly as possible at the beginning of the Term. Rent shall be prorated taking into account any delay in providing possession, but the Term shall not be extended as a result of such delay. Lessee shall make no other claim against Lessor for the delay in obtaining possession of the Premises.

11. **LESSOR'S RIGHT OF ENTRY**. Lessor or Lessor's agent may enter at reasonable hours to inspect or show the Premises to prospective lenders and purchasers, and to do anything Lessor may be required to do hereunder or which Lessor may deem necessary for the good of the Premises or any building of which they are apart. During the last 30 days of the Term, Lessor may display a "For Rent" sign on the Premises and show the Premises to prospective lessees.

12. **DAMAGE BY CASUALTY**. If during the Term or previous thereto, the Premises shall be destroyed or so damaged by fire or another casualty as to become un-leasable, then, at the option of Lessor, this Agreement shall terminate from the date of such damage or destruction. Lessor shall exercise this option to so terminate this Agreement by notice in writing delivered to Lessee within 45 days after such casualty. Upon such notice, Lessee shall immediately surrender said Premises and all interest therein to Lessor, and Lessee shall pay Rent up until the date of casualty. If Lessor does not elect to terminate this Agreement, this Agreement shall continue in full force and effect, and Lessor shall expeditiously repair the Premises, placing the same in as good a condition as they were at the time of the damage or destruction. Rent shall be prorated taking into account the amount of time Lessee is unable to occupy the Premises. If the Premises are slightly damaged by fire or another casualty but still leasable, then Lessor shall expeditiously repair the same with no rent proration. Lessee may not make a claim for compensation because of any inconvenience or loss of business arising from the necessity of repairing any portion of the building or the Premises.

13. **NOTICES**. Any notice hereunder shall be sufficient if sent by certified mail and addressed to:

Lessor: 4460 OLD DIXIE HWY, GRANT, FL 32949

Lessee: 4460 OLD DIXIE HWY, GRANT, FL 32949

14. **OPERATING EXPENSES**. Unless otherwise modified under this Agreement, Lessor and Lessee agree that this Agreement shall be considered a triple net lease. Lessee agrees to pay directly or reimburse Lessor for one hundred percent (100%) of all costs of operating and maintaining the building and related parking areas which shall include, without limitation, real estate and personal property taxes and assessments, management fees, heating, electricity, water, waste disposal, sewage, operating materials and supplies, service agreements and charges, lawn care, snow removal, restriping, repairs, repaving, cleaning and custodial, security, insurance, the cost of contesting the validity or applicability of any governmental acts which may affect operating expenses, and all other direct operating costs of operating and maintaining the building and related parking areas, unless expressly excluded from operating expenses ("Operating Expenses"). Notwithstanding the foregoing, Operating Expenses shall not include any amount related to (i) a capital account or capital improvement; (ii) ground leases; (iii) principal or interest payments on any mortgage or deed of trust on the Premises; (iv) any amount for which Lessor is reimbursed through insurance, by third persons, or directly by other Lessees of the Premises; (iv) repair costs as a result of fire, windstorm, or other casualty, (v) leasing commissions and other expenses incurred in connection with leasing any other area located on the premises to any other party; and (vi) costs of items and services for which Lessee reimburses Lessor or pays third persons directly.

15. **TAXES**. During the Term, Lessee shall be obligated to pay the real estate taxes and any other taxes including leasehold taxes and/or assessments (collectively, the "Taxes") attributable to the Premises and accruing during the Term. Lessee, at Lessor's option, shall pay to Lessor said Taxes every month, based on one-twelfth (1/12) of the estimated annual amount for taxes. Taxes for any fractional calendar year during the Term shall be prorated. In the event Lessee does not make any tax payment required hereunder, Lessee shall be in default of this Agreement.

16. **PROPERTY INSURANCE**. Except in case of multiple tenancy complex as provided in Section 12, Lessee shall, throughout the term of this Agreement and any extensions thereof, pay for fire and extended coverage casualty insurance for the building and other improvements on the Premises, with such comprehensive endorsements and in such amounts as Lessor may deem reasonably necessary, and shall show the Lessee and the Lessor, and Lessor's lender, if any, as the insured thereon. Lessee shall also obtain and pay for loss of rent coverage. Lessee shall ensure the insurance remains in force throughout the Term and provide Lessor with copies of any policies or certificates evidencing such coverage. The policies shall be in form and content reasonably required by Lessor and shall be issued by an insurance company reasonably approved by Lessor and shall contain a clause that the insurer will not cancel, materially modify, or fail to renew the insurance without first giving Lessor thirty (30) days prior written notice. If Lessee fails to keep the insurance in effect, Lessee shall be in default hereunder and Lessor may, at its option, immediately obtain insurance coverage as provided for herein and charge Lessee for the cost thereof.

17. **ASSIGNMENT AND SUBLETTING**. Lessee shall not assign, transfer, or encumber this Agreement in any way and shall not sublease the Premises or any part thereof or allow any other person to be in possession thereof without the

prior written consent of Lessor, in each instance. For the purpose of this provision, any transfer of a majority or controlling interest in Lessee (whether in one or more related or unrelated transactions), whether by transfer of stock, consolidation, merger, transfer of a partnership interest or transfer of any or all of Lessee's assets or otherwise, or by operation of law, shall be deemed an assignment of this Agreement. Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain directly, primarily, and wholly responsible and liable for the payment of the Rent herein specified and for compliance with all of its other obligations under the terms and provisions of this Agreement.

18. **SIGNAGE AND ALTERATIONS**. Lessee shall not place any signs, billboards, or advertisements upon the Premises without the prior written consent of Lessor. Lessee is responsible for the costs of any permitted signage. Lessee shall not make any material or structural alterations or additions in or to the Premises without the prior written consent of Lessor.

19. **TOXIC OR HAZARDOUS MATERIALS**. Lessee shall not store, use, or dispose of any toxic or hazardous materials in, on, or about the Premises without the prior written consent of Lessor. Lessee shall be solely responsible for and shall defend, indemnify and hold Lessor, and its agents and employees, harmless from and against all claims, costs, and liabilities, including attorney's fees and expenses, arising out of or in connection with the Lessee storage, use, or disposal of any toxic or hazardous material in, on, or about the Premises. Lessee's obligations under this paragraph shall survive the termination of this Agreement.

20. **CONDITION OF PREMISES**. Lessee acknowledges that it has inspected the Premises and Lessee accepts the Premises in its current condition. At the end of the Term, Lessee, at its expense, shall (i) surrender the Premises in the same condition as existed at the time the commencement of the Term, reasonable wear and tear excepted; (ii) have removed all of Lessee's property from the Premises; (iii) have repaired any damage to the Premises caused by the removal of Lessee's Property; and (iv) leave the Premises free of trash and debris and the building in "broom clean" condition.

21. **PERSONAL PROPERTY**. Lessor shall not be liable for any loss or damage to any inventory, goods, fixtures, improvements, or personal property of Lessee on or about the Premises.

22. **APPLICATION OF LAW**. Lessee shall comply with all laws, ordinances, regulations and other legal requirements affecting the Premises and the use thereof, and Lessee shall indemnify, defend and hold Lessor harmless from expense or damage resulting from failure to do so.

23. **FIXTURES**. Except for Lessee's personal property and trade fixtures, all buildings, repairs, alterations, additions, improvements, installations, and other non-trade fixtures installed or erected on the Premises, whether by or at the expense of Lessor or Lessee, shall belong to Lessor and shall remain on and be surrendered with the Premises at the expiration or termination of this Agreement. However, at Lessor's option, Lessee shall remove Lessee's alterations or

improvements prior to the expiration of this Agreement and return the Premises to its original condition.

24. **EMINENT DOMAIN**. Should all or a part of the Premises be taken under eminent domain so that the Premises are unsuitable, in Lessee's reasonable opinion, for Lessee's use, then the term of this Agreement shall terminate as of the date that title shall vest in the acquiring authority and the Rent and other charges shall be adjusted as of the date of such taking. The Lessor shall be entitled to the proceeds of the eminent domain award made to Lessor. Nothing herein shall be construed to prevent Lessee from separately pursuing a claim against the requisite authority for Lessee's independent loss or damages to the extent available, provided, however, that no award to Lessee shall reduce the award to Lessor. Lessee shall have no claim against Lessor for the value of the unexpired term of this Agreement.

25. **WAIVER OF SUBROGATION**. The parties will each look to their own insurance for recovery of any loss resulting from fire or another casualty. Lessor and Lessee release one another from such claims and waive any right of recovery of insured claims by anyone claiming through them, by way of subrogation or otherwise, including their respective insurers. This release and waiver shall remain effective despite either party's failure to obtain insurance. If either party fails to obtain insurance, it bears the full risk of its own loss.

26. **DEFAULT AND REMEDIES**. If: (a) Lessee fails to comply with any term, provision, condition, or covenant of this Agreement; (b) Lessee deserts or vacates the Premises; (c) any petition is filed by or against Lessee under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; (d) Lessee becomes insolvent or makes a transfer in fraud of creditors; (e) Lessee makes an assignment for the benefit of creditors; or (f) a receiver is appointed for Lessee or any of the assets of Lessee, then in any of such events, Lessee shall be in default and Lessor shall have the option to do any one or more of the following: (i) enter the Premises either with or without process of law and to expel, remove and put out Lessee or any other persons thereon, together with all personal property; (ii) terminate this Agreement; (iii) Rent said Premises or any part thereof for such term or terms and at such terms and conditions as Lessor in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter, and change said Premises. At the option of Lessor, rents received by Lessor from such reletting shall be applied in order as follows: to the payment of any indebtedness from Lessee to Lessor other than Rent due; to the payment of any costs and expenses of such reletting, including, but not limited to, attorney's fees, advertising fees, and brokerage fees, and to the payment of any repairs, renovation, remodeling, redecorations, alterations, and changes in the Premises; to the payment of Rent and additional Rent due and payable hereunder and interest thereon; and, if after applying said rentals there is any deficiency in the Rent and additional rent and interest to be paid by Lessee under this Agreement, Lessee shall pay any such deficiency to Lessor and such deficiency shall be calculated and collected by Lessor monthly. No such re-entry or taking possession of said Premises shall be construed as an election on Lessor's part to terminate this Agreement unless a written notice of such intention is given to Lessee. Notwithstanding any such reletting without termination,

Lessor may at any time terminate this Agreement by reason of any default, in addition to any other remedy it may have.

27. **WAIVER**. The rights and remedies of Lessor under this Agreement, as well as those provided by law, shall be cumulative, and none shall be exclusive of any other rights or remedies. A waiver by Lessor of any breach or default of Lessee shall not be deemed or construed to be a continuing waiver of such breach or default nor as a waiver of or permission, expressed or implied, for any subsequent breach or default. It is agreed that the acceptance by Lessor of any installment of Rent subsequent to the date the same should have been paid shall not alter the covenant and obligation of Lessee to pay subsequent installments of Rent promptly upon the due date. Receipt by Lessor of partial payment after Lessee's default shall not be construed to be or constitute a cure of any such default. No receipt of money by Lessor before or after the termination of this Agreement shall in any way reinstate, continue, or extend the term above demised.

28. **SUBORDINATION**. This Agreement shall be subject and subordinate at all times to any existing mortgages and any mortgages hereinafter obtained on the Premises.

29. **SUCCESSORS**. The provisions, covenants, and conditions of this Agreement shall bind and inure to the benefit of the legal representatives, heirs, successors, and assigns of each of the parties hereto, except that no assignment or subletting by Lessee without the written consent of Lessor shall vest any rights in the assignee or sublessee of Lessee.

30. **QUIET POSSESSION**. Lessor agrees, so long as Lessee fully complies with all of the terms, covenants, and conditions of this Agreement, that Lessee shall and may peaceably and quietly have, hold, and enjoy the Premises for the Term. Such right to quiet enjoyment shall be binding upon Lessor, its heirs, successors, or assigns, but only during such party's ownership of the Premises.

31. **AUTHORITY**. Lessor and Lessee further covenant and represent that each has full right, title, power, and authority to make, execute, and deliver this Agreement.

32. **BANKRUPTCY**. Neither this Agreement nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors by operation of law or otherwise during the Term or any renewal thereof.

33. **ENTIRE AGREEMENT**. This Agreement contains the entire agreement between the parties, and no modification of this Agreement shall be binding upon the parties unless evidenced by an agreement in writing signed by Lessor and Lessee after the date hereof. If more than one Lessee is named herein, the provisions of this Agreement shall be applicable to and binding upon such Lessees, jointly and severally.

34. **ESTOPPEL CERTIFICATES**. Lessee shall at any time upon written notice by Lessor, with notice providing Lessee no less than ten (10) days, execute, acknowledge, and deliver to Lessor or to any lender of or purchaser from Lessor

a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if modified, stating the nature of such modification) and the date to which the Rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrances of the Premises or of the business of Lessor.

35. **ADDITIONAL TERMS AND CONDITIONS.**
PROPERTY DATA CARD #2 --> HIGHLIGHTED IN ATTACHMENT A

36. **ATTACHMENTS**. The following Attachments are incorporated herein: (check all that apply)

☑ - Attachment A: BREVARD COUNTY PROPERTY APPRAISER - PROPERTY DETAILS
☐ - Attachment B: ______
☐ - Attachment C: ______

IN WITNESS WHEREOF, the parties have indicated their acceptance of the terms of this Agreement by their signatures below on the dates indicated.

Lessor's Signature [signature] Date 07/15/2020
Print Name Ankitaben Patel

Lessee's Signature [signature] Date 07/15/2020 Print Name ERIC MOSSER

WITNESS ACKNOWLEDGMENT

Witness 1 Signature K.C. Patel Date 07/15/2020 Print Name Karnesh Patel

Witness 2 Signature [signature] Date 07/15/2020 Print Name LERIN MOSSER

Phone: (321) 264-6700
https://www.bcpao.us

Brevard County Property Appraiser

Titusville • Merritt Island • Viera • Melbourne • Palm Bay

PROPERTY DETAILS

Account	2955560
Owners	Just Pick LLC
Mailing Address	3510 Aria Dr Melbourne FL 32904
Site Address	4460 Old Dixie Hwy Grant Valkaria FL 32949
Parcel ID	29-38-21-00-275
Property Use	4100 - Light Manufacturing (Small Equipment Mfg Plant, Sm
Exemptions	None
Taxing District	34L0 - Grant-Valkaria
Total Acres	2.83
Subdivision	--
Site Code	0001 - No Other Code Appl.
Plat Book/Page	0000/0000
Land Description	Part Of Govt Lot 2 Lying W Of Rr As Desc IN Orb 2059 Pg 611

VALUE SUMMARY

Category	2019	2018	2017
Market Value	$485,670	$415,380	$415,000
Agricultural Land Value	$0	$0	$0
Assessed Value Non-School	$485,670	$415,380	$415,000
Assessed Value School	$485,670	$415,380	$415,000
Homestead Exemption	$0	$0	$0
Additional Homestead	$0	$0	$0
Other Exemptions	$0	$0	$0
Taxable Value Non-School	$485,670	$415,380	$415,000
Taxable Value School	$485,670	$415,380	$415,000

SALES/TRANSFERS

Date	Price	Type	Parcel	Deed
08/14/2019	$800,000	WD	Improved	8514/0605
05/10/2018	$575,000	WD	Improved	8163/2331
06/27/2003	$530,000	WD	Improved	4971/1719
07/17/2002	--	QC	Improved	4705/1729
07/17/2002	--	TD	Improved	4657/1876
01/30/1993	$280,000	WD	Improved	3263/4180
02/01/1992	--	QC	Improved	3184/2527
02/01/1984	$90,000	WD	--	2490/1338
04/01/1982	$45,000	WD	--	2362/0646
12/01/1979	$16,000	--	--	2209/0862

BUILDINGS

PROPERTY DATA CARD #1

Building Use: 4800 - Warehousing, Distribution And Trucking Terminal, Van & Storage Warehousing

Materials		Details	
Exterior Wall:	Enamel Steel	Year Built	1985
Frame:	Metalframe	Story Height	18
Roof:	Enamel Metal	Floors	1
Roof Structure:	Steel Truss Rigid	Residential Units	1
		Commercial Units	0

Sub-Areas	
Base Area (1st)	12,475
Total Base Area	12,475
Total Sub Area	12,475

Extra Features	
Fence - Chain Link 6'	704
Fence - Barb Wire	704
Outbuilding	272
Insulation - Wall Batts OR Roll	2,870
Insulation - Ceiling Batts OR Roll	12,475
Paving - Concrete	65,092

PROPERTY DATA CARD #2

Building Use: 1700 - Office Building - Single Tenant - 1 Story

Materials	
Exterior Wall:	Arch Block
Frame:	Masnryconc
Roof:	Bu-Tg/Mmbrn
Roof Structure:	Bar Joist Rigid

Details	
Year Built	1995
Story Height	10
Floors	1
Residential Units	1
Commercial Units	0

Sub-Areas	
Base Area (1st)	1,595
Total Base Area	1,595
Total Sub Area	1,595

Extra Features
No Data Found